Exhibit 10.15

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (the “Agreement”) is made and entered into by and between:

DYNACURE, a French société par actions simplifiée (SAS), registered under the number 817 666 217, whose registered offices is located at 850 Bd Sébastien Brant, 67400 Illkirch-Graffenstaden, France hereinafter referred to as “DYNACURE”

on the one hand,

And:

INSTITUT DU CERVEAU ET DE LA MOELLE ÉPINIÈRE, i.e. Brain and Spine Institute, a French private not-for-profit research foundation located at Hôpital de la Pitié-Salpétrière 83 Boulevard Hôpital, 75013 Paris, France, duly represented by [***] General Director, duly authorized to sign the purposes hereof, hereinafter referred as “ICM”.

Acting in its name and in the names and on behalf of

INSTITUT NATIONAL DE LA SANTÉ ET DE LA RECHERCHE MÉDICALE, a public scientific and technological institute, having its registered headquarters at 101 rue de Tolbiac, 75013 Paris, France (“INSERM”);

and

CENTRE NATIONAL de la RECHERCHE SCIENTIFIQUE, a scientific and technological public establishment, with registered offices at 3, rue Michel-Ange - 75794 Paris Cedex 16 - FRANCE, whose VAT intra-community number is FR40180089013, SIRET number is 180089013 04033 and NAF code is 7219Z (“CNRS”);

and

UNIVERSITÉ PIERRE ET MARIE CURIE, having its registered office at 4 place Jussieu, 75252 Paris cedex (the “UPMC”);

and

L’ASSISTANCE PUBLIQUE – HÔPITAUX DE PARIS, public establishment, with registered offices at 3, Avenue Victoria, Paris 4ème, FRANCE (« APHP »)

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Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

acting themselves on behalf of the Joint Research Unit UPMC – CNRS – INSERM (UM75, UMR7225, U1127) as per the general agreement of March 07, 2011 (hereinafter referred to as the “LABORATORY”).

and of:

L’ECOLE PRATIQUE DES HAUTES ETUDES having its registered office at Patios Saint-Jacques – 4 – 14 rue Ferrus, 75014 Paris (« EPHE »)

ICM, INSERM, CNRS, UPMC, APHP and EPHE are hereinafter collectively referred to as the “Co-Owners”

on the other hand,

DYNACURE on the one hand and each of the Co-Owners on the other hand are each individually referred to as a “Party” and collectively referred to as the “Parties”.

WITNESSETH

Whereas, pursuant to a collaboration research agreement, effective as of June 3, 2018 and signed on June 3, 2018 (the “Initial Collaboration Agreement”), amended by an amendment 1 thereto, effective as of June 3, 2019 and signed on August 11, 2019 (the “Collaboration Amendment 1”) (the Initial Collaboration Agreement as revised by the Collaboration Amendment 1 being referred to as the “Collaboration Agreement”):

•

DYNACURE and ICM on behalf of the Co-Owners agreed to conduct certain research activities as further described in the Program Plan (as defined below) in accordance with the terms and conditions set forth in the Collaboration Agreement; and

•

ICM, acting on behalf of the Co-Owners, granted DYNACURE, who accepts, an exclusive option to obtain an exclusive worldwide license, including a right to sub-license, under certain technologies, patents, knowledge, materials, data and results, for any form of industrial and/or commercial exploitation in the Field of Exploitation (as defined below) (the “Option”).

Whereas, by signing the Collaboration Amendment 1, DYNACURE exercised the Option, and as a consequence, the license rights for which DYNACURE exercised the Option was granted by ICM, acting on behalf of the Co-Owners, to DYNACURE as of the signature date of the Collaboration Amendment 1 in accordance with the terms and conditions of the Collaboration Agreement.

Whereas, following the exercise of the Option by DYNACURE, the Parties have initiated, in accordance with Article 10 of the Initial Collaboration Agreement as revised by the Collaboration Amendment 1, the negotiation of this Agreement which sets out the complete terms and conditions applicable to the above-mentioned license rights.

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Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Whereas, it is understood that, for the purpose of the Agreement, ICM shall (x) act in its name and in the name and on behalf of the other Co-Owners, and (y) be the sole interlocutor of DYNACURE for the Co-Owners for the purpose of the Agreement. In particular, the Parties hereby agree that:

(i)	ICM will receive all sums due by DYNACURE hereunder in the name and on behalf of the Co-Owners, and

(ii)

any and all notifications addressed by DYNACURE to ICM shall be deemed to have been addressed to all the Co-Owners; ICM being responsible for addressing copies of such notifications to the other Co-Owners in due time; and

(iii)	all decisions taken by ICM under the Agreement shall be deemed to have been approved by all the Co-Owners and shall not be disputed by the Co-Owners.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the Parties, intending to be legally bound, agree as follows:

1.	DEFINITIONS

1.1	“Affiliate” shall mean any legal entity which:

•	directly or indirectly controls DYNACURE, or

•	is subject to the same direct or indirect control as DYNACURE, or

•	is directly or indirectly controlled by DYNACURE.

A legal entity shall be considered to “control” another when:

•

it directly or indirectly holds more than fifty percent (50%) of the shares of the other entity or more than fifty percent (50%) of the voting rights of the other entity’s shareholders or partners (or the highest percentage allowed by applicable law to constitute a majority of the shares or voting rights), or

•	it has, directly or indirectly, de facto the power to make decisions within the other legal entity.

Rights granted to Affiliates under the terms of the present Agreement shall only be applicable to a legal entity qualifying as an Affiliate when exercising said rights. During the term of present Agreement, should a legal entity lose its qualifications as an Affiliate, rights acquired by said legal entity as an Affiliate shall immediately extinguish, except as otherwise provided in writing by ICM acting on behalf of the Co-Owners. A contrario, a legal entity qualifying as an Affiliate during the present Agreement shall be granted said rights.

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Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.2	“Agreement” shall mean this agreement together with all Appendices attached hereto.

1.3

“Confidential Information” of a Party shall mean any and all non-public information, materials, and data (whether in oral or written form), including without limitation, technical, scientific or commercial information, data, intellectual property, techniques, technologies, processes, marketing data, agreements between such Party and any third party, license applications, and business plans and projections of such Party and/or its Affiliates, disclosed directly or indirectly by that Party (the “Disclosing Party”) or its Affiliates to another Party (the “Receiving Party”) or its Affiliates, in connection with the negotiation or performance of this Agreement.

For the avoidance of doubt:

•	Prior Knowledge of the Co-Owners and External Results of the Co-Owners shall be deemed to be Confidential Information of the Co-Owners, and

•	Joint Results shall be deemed to be Confidential Information of the Co-Owners and DYNACURE.

1.4	“Covered Period” shall mean the period from the effective date of the Initial Collaboration Agreement (i.e. June 3, 2018) to the end of the [***] period following the end of the Program.

1.5	“Effective Date” means August 11, 2019 (i.e. the signature date of the Collaboration Amendment 1).

1.6	“Expiration” shall mean expiration of this Agreement in all countries and for all Products in accordance with Section 9.1 below.

1.7

“External Results of the Co-Owners” shall mean all results obtained, generated or identified by the Co-Owners exclusively through ICM and/or the LABORATORY, (i) outside the Program Plan and during the duration of the Program, (ii) without any contribution of DYNACURE, and (iii) in the Field of Research. For the sake of clarity:

•

the rights granted by ICM, acting on behalf of the Co-owners, to DYNACURE and its Affiliates pursuant to this Agreement include any and all External Results of the Co-Owners (x) obtained, generated or identified by the Co-Owners exclusively through ICM and/or the LABORATORY before the Signature Date as well as those obtained, generated or identified by the Co-Owners exclusively through ICM and/or the LABORATORY after the Signature Date until the end of the Covered Period, and (y) identified in accordance with the principles set forth below as to be included in this Agreement;

•

the External Results of the Co-Owners obtained, generated or identified by the Co-Owners exclusively through ICM and/or the LABORATORY before the Signature Date that have been identified at the Signature Date as to be included in this Agreement are listed in the Appendix 1 attached hereto; and

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Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

•

following the end of the Program, the Parties will list in a separate document to be attached to this Agreement the External Results of the Co-Owners obtained, generated or identified by the Co-Owners exclusively through ICM and/or the LABORATORY from the Signature Date to the end of the Covered Period that DYNACURE wishes to have included in the Agreement in addition to those listed in Appendix 1 attached hereto, if any; Any and all such External Results of the Co-Owners shall be automatically included in this Agreement in addition to those listed in Appendix 1 attached hereto, with no additional compensation due to the Co-Owners than those expressly agreed in this Agreement.

1.8

“Field of Exploitation” means all uses in connection with the prevention, diagnosis and/or treatment of neurodegenerative diseases and/or disorders, including but not limited to hereditary spastic paraplegia type 11.

1.9	“Field of Research” shall mean the modulation of ganglioside synthesis as therapeutic for the treatment of hereditary spastic paraplegia type 11.

1.10	“First Commercial Sale” means the first sale for monetary compensation, by or for the account of DYNACURE or an Affiliate of DYNACURE, of a Product approved for commercial sale.

1.11

“Joint Results” shall mean any and all results (including but not limited to results, experimental data, inventions, discoveries, materials and know-how, whatever their nature, patentable or not, patented or not, as well as all related items such as files, analyses or interpretations) obtained, generated, or developed in the course of the performance of the Program Plan, whether or not they are eligible for protection by an industrial property right or an intellectual property right. For the avoidance of doubt, Monthly Reports (as defined in the Collaboration Agreement) and Work Package Reports (as defined in the Collaboration Agreement) shall be deemed to be Joint Results. For the sake of clarity:

•

the rights granted by ICM, acting on behalf of the Co-owners, to DYNACURE and its Affiliates pursuant to this Agreement include any and all Joint Results obtained, generated, or developed before the Signature Date as well as those obtained, generated, or developed after the Signature Date until the end of the Program; and

•

All Joint Results obtained, generated, or developed after the Signature Date shall automatically be included in this Agreement in addition to those already obtained, generated, or developed before the Effective Date, with no additional compensation due to the Co-Owners than those expressly agreed in this Agreement.

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Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.12	“Licensed Materials” shall mean:

•	the materials listed in Appendix 5 attached hereto which shall be delivered by ICM acting on behalf of the Co-Owners to DYNACURE in accordance with Section 2.5 below; and

•

all substances which constitute an unmodified functional subunit or product expressed by the materials mentioned in (a) above, including but not limited to purified or fractionated subsets thereof, proteins expressed by DNA/RNA supplied by ICM on behalf of the Co-Owners or monoclonal antibodies secreted by a hybridoma cell line.

1.13

“Licensed Know-How” means all Joint Results, Prior Knowledge of the Co-Owners Used in the Program, Prior Knowledge of ICM necessary for Joint Results Exploitation, and External Results of the Co-Owners.

1.14	“Licensed Patents” means:

(a)	the Patent Family;

(b)

any and all patents and patent applications listed in Appendix 2 attached hereto together with (x) all international extensions thereof, including any and all divisionals, continuations, renewals, continuations-in-part and other foreign patents relating to these applications, and any additional certificates of protection; and (y) all the patents resulting in whole or in part from the patent applications listed in (x) above, all the rights resulting therefrom, including the relevant patents and the reissuing of same, and the corresponding re-examinations and extensions; and

(c)	any and all patents and patents applications other than those mentioned in (a) and (b) above, claiming one or more inventions constituting Joint Results.

1.15	“Licensed Technology” means the Licensed Know-How, the Licensed Materials and the Licensed Patents.

1.16

“Marketing Authorization” in respect of any Product in any country or region in the Territory shall mean the authorization, approval or license or any equivalent that must be obtained from a regulatory authority to commercialise the Product in that country or region.

1.17

“Net Sales” means, for any period, the gross amounts invoiced by DYNACURE or its Affiliates on all sales of Products in the Territory during the period, after deducting the following reasonable and customary deductions to the extent included in (and to the extent not otherwise deducted from) such gross invoice amounts and calculated in accordance with generally accepted accounting practices, as consistently applied by DYNACURE (or if applicable its Affiliates) for financial reporting purposes:

(a)	all trade, cash and quantity credits, discounts, refunds or rebates actually granted in the ordinary course of business;

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Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b)	allowances or credits to customers on account of rejection or return of Product subject to royalty under this Agreement, or on account of retroactive price reductions affecting such Product; and

(c)

transportation, packaging, handling fees and prepaid freight, sales taxes, customs duties and other governmental charges (including value added tax), but excluding income and similar taxes, in each case if charged separately on the invoice and paid by the customer.

Net Sales shall not include intermediate sales between DYNACURE and its Affiliates and/or their Affiliates or sales between their Affiliates; for resale of Products, as the case may be, Net Sales shall include the amounts invoiced to third parties on the resale. Net Sales shall only include the sales between DYNACURE and/or its Affiliates, on the one hand, and third parties, on the other hand. For clarity, sales of Products to distributors which are not Affiliates of DYNACURE shall be included in the Net Sales.

A “sale” shall include any transfer or other disposition for consideration other than monetary, in which case for the purpose of calculating Net Sales such consideration shall be valued at the fair market value thereof.

If a Product is sold in a kit in combination or in association with other products that are not Products and that are sold separately by DYNACURE and/or its Affiliates for other applications not related to the use of Products, Net Sales shall be calculated by multiplying net sales of the kit or association by the fraction A/(A+B), where A is the total catalogue price of the Products during the applicable year in the country in which the sale was offered if sold separately and B is the total of the catalogue prices of all other products in the kit or association during the applicable year in said country if sold separately.

1.18

“Phase I Trial” means a clinical study of a product in human subjects, wherever conducted in the world, which provides for the first introduction into humans of a product, conducted in healthy volunteers or patients to obtain information on product safety, tolerability, pharmacological activity or pharmacokinetics, or that would otherwise satisfy the requirements of 21 C.F.R. § 312.21(a) in the United States or its foreign equivalent.

1.19

“Phase II Trial” means a clinical study of a product in human subjects, wherever conducted in the world, that is designed to assess efficacy and safety of different doses of a product and provide clinically relevant results, or that would otherwise satisfy the requirements of 21 C.F.R. § 312.21(b) in the United States or its foreign equivalent.

1.20

“Phase III Trial” means a clinical trial of a product which is prospectively designed to be conducted on a sufficient number of patients to demonstrate statistically (if successful, and together with all other available data) whether the product is effective and safe for use in the indication under investigation in a manner sufficient to file an application for a Marketing Authorization in the United States, the European Union or any other country or region, or that would otherwise satisfy the requirements of 21 C.F.R. § 312.21(c) in the United States or any foreign equivalent.

1.21	“Pre-Existing Patent” shall mean [***].

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Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.22

“Patent Family” shall mean the Pre-Existing Patent together with (x) all international extensions of the Pre-Existing Patent, including any and all divisionals, continuations, renewals, continuations-in-part and other foreign patents relating to these applications, and any additional certificates of protection; and (y) all the patents resulting in whole or in part from the patent applications listed in (x) above, all the rights resulting therefrom, including the relevant patents and the reissuing of same, and the corresponding re-examinations and extensions.

1.23

“Prior Knowledge” shall mean any and all information, data and/or knowledge, including but not limited to proprietary, developmental, technical, marketing, sales, operating, technique, performance, cost, know-how, business and/or process information, data and/or knowledge, as well as tests, analyses, measurements, methodologies, assays, computer programming techniques, samples, source codes, products, and/or all records bearing media containing and/or disclosing such information, data, knowledge, tests, analyses, measurements, methodologies, assays, lay-outs, techniques, samples, source codes and/or products, whatever the support or method of communication.

1.24	“Prior Knowledge of the Co-Owners” shall mean any and all Prior Knowledge acquired or developed by any of the Co-Owners before the effective date of the Initial Collaboration Agreement.

1.25	“Prior Knowledge of the Co-Owners Used in the Program” shall mean the Prior Knowledge of the Co-Owners used in the performance of the Program. For the sake of clarity:

•

the rights granted by ICM, acting on behalf of the Co-Owners, to DYNACURE and its Affiliates pursuant to this Agreement include any and all Prior Knowledge of the Co-Owners used in the performance of the Program before the Signature Date as well as those used in the performance of the Program after the Signature Date until the end of the Program;

•	the Prior Knowledge of the Co-Owners used in the performance of the Program before the Signature Date listed in the Appendix 3 attached hereto;

•

following the end of the Program, the Parties will identify in a separate document to be attached to this Agreement, the Prior Knowledge of the Co-Owners used in the performance of the Program from the Signature Date to the end of the Program, in addition to those listed in Appendix 3 attached hereto, if any; and

•

all Prior Knowledge of the Co-Owners used in the performance of the Program from the Signature Date to the end of the Program which constitute Prior Knowledge of the Co-Owners Used in the Program shall be automatically included in this Agreement in addition to those listed in Appendix 3 attached hereto, with no additional compensation due to the Co-Owners than those expressly agreed in this Agreement.

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Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.26	“Prior Knowledge of ICM” shall mean any and all Prior Knowledge acquired or developed by ICM before the effective date of the Initial Collaboration Agreement.

1.27

“Prior Knowledge of ICM Necessary for Joint Results Exploitation” shall any and all Prior Knowledge of ICM that is necessary for the exploitation of the Joint Results in the Field of Exploitation. For the sake of clarity:

•

the rights granted by ICM, acting on behalf of the Co-owners, to DYNACURE and its Affiliates pursuant to this Agreement include any and all Prior Knowledge of ICM that have been identified as necessary for the exploitation of the Joint Results in the Field of Exploitation at the Signature Date and that are listed in Appendix 4 attached hereto.

•

Should DYNACURE identify after the Effective Date but before the end of Covered Period any Prior Knowledge of ICM that would be necessary for the exploitation of the Joint Results in the Field of Exploitation, the Parties hereby agree to list such Prior Knowledge in a separate document to be attached to this Agreement, and that such Prior Knowledge of ICM shall be automatically included in this Agreement in addition to those listed in Appendix 4 attached hereto, with no additional compensation due to the Co-Owners than those expressly agreed in this Agreement;

1.28	“Product” means any product or composition:

(a)	that is claimed by at least one Valid Claim of a Licensed Patent; or

(b)	whose Marketing Authorization contains data included in the Licensed Know-How and/or generated through the use by DYNACURE, its Affiliates or Sublicensees of Licensed Materials.

1.29	“Program” shall mean the collaboration program to be performed by the Co-Owners and DYNACURE in accordance with the Collaboration Agreement.

1.30

“Program Plan” shall mean the detailed plan of the activities to be performed by the Parties in furtherance of the Program in accordance with the Collaboration Agreement, including the timetable and program objectives, as such may be updated from time to time.

1.31

“Royalty Term” means, on a Product by Product and country by country basis, the period commencing on the date of the First Commercial Sale of the Product in the country and ending on the later of (a) the expiration of the last Valid Claim of the Licensed Patents which covers the sale of the concerned Product in such country, or (b) ten (10) years after the First Commercial Sale of the concerned Product in such country.

1.32	“Signature Date” means the date this Agreement has been signed by the Parties.

1.33

“Sublicensing Revenues” (a) means all payments or consideration (including without limitation license fees and milestone payments), in whatever form, received by DYNACURE and/or its Affiliates from their Sublicensees in consideration for the Sublicense granted to them under the Licensed Technology and/or for the grant of an option to obtain such a Sublicense. For the avoidance of doubt, Net Sales shall not be included in Sublicensing Revenues.

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Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Sublicensing Revenues shall not include payments received other than in consideration for the Sublicense, including (a) payments received in consideration for the performance of R&D activities (including for the reimbursement of subcontracted R&D activity costs and expenses), or (b) payments received as reimbursement for other external costs and expenses incurred by DYNACURE and/or its Affiliates, including patent costs and expenses.

Any consideration other than cash received by DYNACURE and/or its Affiliates in consideration for the grant of a Sublicense and/or of an option to obtain a Sublicense shall be valued at the market value of such consideration on the date such consideration is received.

If any Sublicensee or an Affiliate thereof purchases equity of DYNACURE and/or its Affiliates in connection with the grant of a Sublicense and/or of an option to obtain such a Sublicense, any premium paid by the Sublicensee or its Affiliate in consideration for such equity as compared with the market value of such equity on the date the purchase price for the equity is determined shall be included in Sublicensing Revenues.

1.34

“Sublicensee” means (i) any third party (excluding DYNACURE’s Affiliates and subcontractors) to whom DYNACURE or one of its Affiliates grants a sublicense under the Licensed Technology in the Field of Exploitation, and (ii) any further sublicensee of a Sublicensee of any rank. “Sublicense” shall be construed accordingly.

1.35	“Territory” means worldwide.

1.36	“Third Party” means any person that is neither a Party nor an Affiliate of either Party.

1.37

“Valid Claim” means any claim of (a) an issued and unexpired patent, or (b) a pending patent application that has not been (i) cancelled, (ii) withdrawn from consideration or (iii) pending for more than [***] from the filing date, provided that if it is later granted, the claim shall as of such granting date be considered a Valid Claim, in each case which has not been determined to be invalid or unenforceable by a final and non-appealable decision of a court or other governmental agency of competent jurisdiction, or otherwise waived or abandoned.

2.	GRANT OF LICENSE AND RIGHTS

2.1

License Grant to DYNACURE. The Co-Owners granted to DYNACURE and its Affiliates, and hereby confirm to having granted to DYNACURE and its Affiliates, as from the Effective Date, an exclusive worldwide license, including a right to sub-license, for any form of industrial and/or commercial exploitation in the Field of Exploitation in the Territory, under the Co-Owners’ rights in and to the Licensed Technology in accordance with the terms and conditions of this Agreement.

As a consequence of the exclusive nature of the rights granted to DYNACURE and its Affiliates under this Section 2.1, the Co-Owners shall not, beginning with the Effective

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Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Date and until the Expiration/termination of this Agreement, use the Licensed Technology in the Field of Exploitation and/or transfer to any Third Party all or part of the Licensed Technology for use in the Field of Exploitation without DYNACURE’s prior consent; it being understood however that the Co-Owners shall be free to use the Licensed Technology in the Field of Exploitation for research purposes only, alone or in collaboration with any academic third party, except for research programs financed by any commercial companies.

2.2	Sublicensing Right. DYNACURE and its Affiliates shall have the right to grant Sublicenses and options for a Sublicense to any Third Party, subject to the following terms and conditions:

(i)

Should DYNACURE or one of its Affiliate wish to sublicense to a Third Party certain license rights [***], then, DYNACURE (or its Affiliate as appropriate) shall involve ICM, acting on behalf of the Co-Owners, in the negotiation of such Sublicense or option for such a Sublicense by consulting ICM regularly and considering in good faith any remarks made by ICM in such context, it being agreed in any case that DYNACURE (or its Affiliate as appropriate) shall have the final decision making power in this context;

(ii)

In any other cases, DYNACURE and its Affiliates shall be free to grant Sublicenses or options for a Sublicense to any Third Party under any license rights to all or part of the Licensed Technology without prior consent of ICM and/or of the other Co-Owners and/or involvement of ICM and/or of the other Co-Owners in the negotiation of such Sublicenses and/or options for a Sublicense;

(iii)

All Sublicenses and options for a Sublicense shall be consistent with all the terms of this Agreement. In particular, each Sublicense and option for a Sublicense shall impose obligations of confidentiality and restricted use on the Sublicensee that are at least as restrictive for the Sublicensee as those applicable to DYNACURE under Article 7 below;

(iv)

DYNACURE shall remain entirely responsible to the Co-Owners for any actions or omissions by Sublicensees that would, if such actions or omissions had been those of DYNACURE, have caused DYNACURE to be in breach of its obligations under this Agreement;

(v)

within [***] following the signature of any Sublicense or option for a Sublicense, DYNACURE shall provide ICM acting on behalf of the Co-Owners with a signed copy thereof. For the avoidance of doubt, all copies of Sublicenses / options for a Sublicense provided by DYNACURE to ICM acting on behalf of the Co-Owners in accordance with this provision shall be treated as Confidential Information of DYNACURE and subject to the terms and conditions of Article 7 below; and

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Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(vi)	DYNACURE shall not be relieved of its obligations pursuant to this Agreement as a result of the signature of any Sublicenses / options for a Sublicense.

The same terms and conditions shall apply to any Sublicense granted by a Sublicensee.

2.3

Subcontracting. DYNACURE, its Affiliates and Sublicensees shall be free to transfer certain elements of the Licensed Technology to any Third Party to which DYNACURE, an Affiliate of DYNACURE or a Sublicensee subcontracts the performance of the discovery, development, manufacture and/or commercialization of Products; provided that such Third Party is bound by prior written obligations of confidentiality and restricted use at least as restrictive as those applicable to DYNACURE under Article 7 below. DYNACURE shall in any case remain liable to the Co-Owners for any disclosure or use of Licensed Technology by a subcontractor which would constitute a breach by DYNACURE of its obligations under this Agreement had such use or disclosure been made by DYNACURE.

2.4

No Implicit Licenses. The Co-Owners do not grant any other licenses to DYNACURE, implicit or otherwise, under its intellectual property or know how other than those expressly set forth in this Agreement.

2.5	Licensed Technology Transfer & Technical Assistance.

2.5.1

Licensed Technology Transfer. ICM acting on behalf of the Co-Owners shall transfer the Licensed Materials listed in Appendix 5 attached hereto (the “Source Licensed Materials”) and the Licensed Know-How to DYNACURE and/or to any Third Party(ies) designated by DYNACURE (provided such Third Party is bound by confidentiality and restricted use obligations no less restrictive than those applicable to DYNACURE under Article 7 below and that DYNACURE remains liable for compliance of such confidentiality and restricted use obligations by such Third Party) (each a “DYNACURE Designee”), as requested by DYNACURE, in one or more steps and at one or more times reasonably agreed by the Parties. DYNACURE may request Co-Owners to conduct such transfer(s) at any time until the end of the end of the [***] period following the end of the Covered Period. [***].

DYNACURE shall devote or shall cause the DYNACURE Designee(s) to devote, such resources, including personnel with the relevant expertise, as may be reasonably required to ensure the successful and efficient transfer of the Licensed Know-How and the Source Licensed Materials. Each Party may request in the context of such transfer that the other Party’s personnel or agents with access to its facilities sign customary confidentiality undertakings, and respect all safety and other internal rules and regulations applicable in its facilities.

2.5.2

Technical Assistance. ICM acting on behalf of the Co-Owners shall provide, at DYNACURE’s request, reasonable technical assistance to assist DYNACURE in understanding, using and implementing the Licensed Technology at the DYNACURE and/or DYNACURE Designee facility(ies). Each Party may request in the context of such

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Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

assistance that the other Party’s personnel with access to its facilities sign customary confidentiality undertakings, and respect all safety and other internal rules and regulations applicable in its facilities.

During the term of this Agreement, DYNACURE may from time to time request ICM’s (acting on behalf of the Co-Owners) reasonable assistance, through telephone conferences at times mutually agreed or electronic mail, to address technical issues that may arise in connection therewith. This limited assistance shall be provided [***].

3.	DEVELOPMENT AND COMMERCIALISATION OF PRODUCTS

3.1

DYNACURE agrees to undertake commercially reasonable efforts, directly or through Affiliates or subcontractors, (i) to develop Products diligently, consistent with its reasonable business practices and judgment, and (ii) after having obtained a marketing authorization for a Product in a country, to introduce the Product into the commercial market, as soon as practical, consistent with its reasonable business practices and judgment and necessary approvals by the regulatory authorities in the country of the Territory. DYNACURE shall impose, and shall ensure that its Affiliates will impose, commercially reasonable effort obligations on any of their respective Sublicensees, and shall use diligent efforts to make such obligations substantially consistent with those set out above. After having entered into a Sublicense with a Sublicensee, the diligence obligations applicable to the further development and commercialization of Product(s) by the Sublicensee shall be those set out in the corresponding Sublicense, which shall replace those set out above.

3.2

DYNACURE or its Affiliate(s) or Sublicensee(s), as applicable, shall be solely responsible in their discretion for the development, pre-clinical and clinical testing of the Products, and for obtaining and maintaining in its/their own name(s) and at its/their sole expense, or in the name and at the expense of any person it/they shall designate, regulatory approvals, registrations and Marketing Authorizations of Products in the Field of Exploitation in the Territory (including preparation and filing of all documents required in connection with seeking and obtaining such regulatory approvals, registrations and Marketing Authorizations), at their sole cost and expense.

3.3

Once regulatory approvals are obtained, DYNACURE or its Affiliate(s) or Sublicensee(s), as applicable, shall be solely responsible for all sales, marketing and distribution decisions and costs and related commercialization activities related to the Products.

3.4

For the avoidance of doubt, no rights are granted to the Co-Owners pursuant to this Agreement to any results obtained after the Effective Date by of for DYNACURE or its Affiliates and/or Sublicensees through the use of the Licensed Technology.

3.5

DYNACURE shall keep the Co-Owners reasonably informed as to the progress of the development and commercialization activities in respect of each Product under development and/or commercialization by DYNACURE and/or its Affiliates or Sublicensees. In furtherance of such obligation, DYNACURE shall provide to the Co-Owners, within [***] of the end of each calendar year, a summary report describing the progress of development and testing, the regulatory approval status, and commercialization

[***]

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

activities of DYNACURE and its Affiliates and Sublicensees, if any, for each such Product during the preceding calendar year. Co-Owners shall keep such written reports in strict confidence in accordance with Article 7 below.

4.	PAYMENTS

4.1	Milestone Payments.

As partial consideration for the rights granted by the Co-Owners pursuant to this Agreement, DYNACURE shall pay to ICM on behalf of the Co-Owners the milestone payments set forth below (each a “Milestone Payment”) upon the occurrence of each corresponding milestone:

Development Milestones
Upfront fee paid at the Signature Date, as a compensation of the IP costs already incurred by ICM	47 000	€
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €

Approval Milestone Event
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €

Each Milestone Payment shall be paid by DYNACURE whether the milestone is attained by or for DYNACURE or an Affiliate of DYNACURE but is not due if such milestone is attained by or for a Sublicensee.

Each Milestone Payment shall be payable only once regardless of the number of Products developed or commercialized by or on behalf of DYNACURE or Affiliates of DYNACURE and regardless of the number of times any of the events described above occurs with respect to any particular Product.

DYNACURE shall notify ICM on behalf of the Co-Owners immediately, and at the latest within [***], following the achievement of each of the above-mentioned milestone events.

DYNACURE shall make the corresponding milestone payments in immediately available funds within [***] of receipt of the corresponding invoice from ICM on behalf of the Co-Owners.

[***]

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

4.2	Net Sales Royalty Payments.

4.2.1

DYNACURE shall pay to ICM on behalf of the Co-Owners royalties on Net Sales invoiced by DYNACURE and its Affiliates on a country per country basis in a calendar year during the applicable Royalty Term in accordance with the principles set forth below:

(a)

The Parties agree that the applicable royalty rate(s) shall be (i) determined based on the annual Net Sales invoiced by DYNACURE and its Affiliates on a worldwide basis with respect to all Products during a given calendar year in accordance with the table below, and then (ii) applied on a prorata basis to the Net Sales invoiced by DYNACURE and its Affiliates on a country per country and Product per Product basis during such calendar year:

Worldwide Annual Net Sales	Royalty Rate
Portion of the worldwide annual Net Sales above $0, up to and €[***]	[***]
Portion of the worldwide annual Net Sales above €[***] up to and including €[***]	[***]
Portion of the worldwide annual Net Sales above €[***] up to and including €[***]	[***]
Portion of the worldwide annual Net Sales above €[***] up to and including €[***]	[***]

(b)

Notwithstanding the above, if a Product is not covered by at least one Valid Claim in the country of the Territory where it is sold, the applicable royalty rate(s) determined in accordance with the principles set forth in Section 4.2.1 a) above will be reduced by [***] for the Net Sales of such Product made in said country.

For avoidance of doubt, the following example shall illustrate the royalty payment calculation and for hypothetical illustration purposes only:

•	Determination of the applicable Royalty Rates in accordance with the table above:

•	[***]

•	[***]; and

•	[***].

•	Calculation of the royalties due on a country per country basis using the Royalty Rates determined in accordance with (i) above – [***]

•	[***]

•	[***]

(c)	If a Product is not covered by at least one Valid Claim of a Licensed Patent in the country of the Territory where it is sold and (i) if DYNACURE’s and its Affiliates’

[***]

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

aggregate total Net Sales of said Product in said country of the Territory have been reduced by more than [***] compare to the preceding applicable year, and (ii) such reduction is only attributable to the presence of a generic product of said Product marketed by a third industrial company on said country of the Territory, then no royalty on Net Sales of said Product in said country of the Territory shall be due by DYNACURE for the applicable year.

(d)

Royalty Stacking - In the event that DYNACURE determines, in its reasonable judgment, that it is necessary to obtain one or more licenses from third parties to research, develop, make, have made, use, import, export, lease, offer to sell, sell, have sold or otherwise exploit a Product in the Field of Exploitation in any country in the Territory in order to avoid infringement of the patents controlled by any Third Party, the applicable running royalty owed under this Section 4.2.1 for the applicable calendar year shall be reduced by [***] of the sums paid to the Third Party for the applicable calendar year in consideration for such license.

4.2.2

This Product royalty shall be paid on a Product by Product and country by country basis only with respect to sales of such Product in such country occurring during the Royalty Term; sales of such Product in such country occurring after the end of the Royalty Term shall not give rise to the payment of royalties.

4.3	Sharing of Sublicensing Revenues.

4.3.1

DYNACURE shall pay to the Co-Owners a percentage of all Sublicensing Revenues received by DYNACURE and/or its Affiliates during each calendar year; the applicable percentage shall be determined on a Sublicense by Sublicense basis, based on the Product that has reached the most advanced development status (such Product being hereinafter referred to as the “Most Advanced Product”) at the time the Sublicense is granted, as follows:

•	[***] of Sublicensing Revenues if the Sublicense enters into force before [***] for the Most Advanced Product;

•	[***] of Sublicensing Revenues if the Sublicense enters into force after [***] for the Most Advanced Product but prior to [***] for the Most Advanced Product; or

•	[***] of Sublicensing Revenues if the Sublicense enters into force after [***] for the Most Advanced Product.

4.3.2

With respect to options for a Sublicense, the Parties hereby agree that (x) with respect to any Sublicensing Revenues received by DYNACURE and/or its Affiliates in consideration for the granting by DYNACURE and/or its Affiliates to a Third Party of option rights to obtain a Sublicense under the Licensed Technology, the percentage applicable to such Sublicensing Revenues shall be determined based on the development status of the Most Advanced Product at the date such option is granted; and (y) with respect to any Sublicensing Revenues received by DYNACURE and/or its Affiliates after the exercise of

[***]

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

any such option (i.e. after the corresponding Sublicense enters into force), the percentage applicable to such Sublicensing Revenues shall be determined based on the development status of the Most Advanced Product at the date such Sublicense enters into force.

4.4	Transformation Fee.

Upon the first occurrence of any of the following events following the Signature Date (hereinafter the “First Transformation Event”):

(a)

a change of control (i) of (x) DYNACURE or of (y) an entity to which all of the assets and liabilities of DYNACURE have previously been assigned or transferred but which is not a Large Pharma Party (as defined below) (the “DYNACURE Direct Successor”), (ii) pursuant to which [***] (any such Third Party being a “Large Pharma Party”) as of the date of the change of control of DYNACURE or the DYNACURE Direct Successor (as the case may be) comes to control DYNACURE or the DYNACURE Direct Successor (as the case may be), directly or indirectly, the notion of control being that of Article L. 233-3 of the French Code of Commerce, or

(b)

a merger, absorption, acquisition, or any other corporate transaction pursuant to which all of the assets and liabilities of DYNACURE or the DYNACURE Direct Successor (as the case may be) are assigned or transferred to a Large Pharma Party, where the Large Pharma Party is the surviving entity,

DYNACURE or, as the case may be, the DYNACURE Direct Successor (or the buyer of DYNACURE or of the DYNACURE Direct Successor in case of dissolution thereof as a consequence of the First Transformation Event) shall pay to ICM acting on behalf of the Co-Owners, a transformation fee (“Transformation Fee”) in accordance with the following principles:

•

in the event the First Transformation Event occurs after [***] but before [***], the amount of the Transformation Fee due to ICM shall be equal to [***] of the updated value of this Agreement as evaluated at the date of occurrence of the First Transformation Event;

•

in the event the First Transformation Event occurs after [***] but before [***], the amount of the Transformation Fee due to ICM shall be equal to [***] of the updated value of this Agreement as evaluated at the date of occurrence of the First Transformation Event;

it being however agreed that:

(i)	in no event shall the amount of a Transformation Fee due to ICM in accordance with the above-mentioned principles exceed [***], VAT excluded; and that

[***]

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(ii)	no Transformation Fee shall be due:

•	with respect to any event described in (a) or (b) above occurring after the First Transformation Event; or

•

by any entity other than (i) DYNACURE (or its buyer in case of dissolution of DYNACURE as a consequence of the First Transformation Event) or (ii) the DYNACURE Direct Successor (or its buyer in case of dissolution of the DYNACURE Direct Successor as a consequence of the First Transformation Event).

For the avoidance of doubt, if the First Transformation Event occurs [***], no amount will be due under this Section 4.4.

In case of disagreement as to the updated value of the Agreement at the date of the First Transformation Event, such value will be determined by an independent expert jointly selected by DYNACURE or, as applicable, the DYNACURE Direct Successor (or the buyer in case of dissolution thereof as a consequence of the First Transformation Event) and ICM acting on behalf of the Co-Owners.

Any transmission of the Agreement by virtue of any event described in (b) above shall be acknowledged in an amendment signed by the surviving entity.

Subject to the above and notwithstanding the intuitu personae character of the Agreement, the Agreement shall continue in case of the occurrence of any event described in (a) or (b) above.

5.	PAYMENTS; BOOKS AND RECORDS; REPORTING;

5.1

Royalty Reports and Payments. Following the First Commercial Sale of a Product in any country, DYNACURE shall submit written reports to ICM acting on behalf of the Co-Owners within [***] after the end of each calendar year (the “Payment Report”), stating in each such report:

•	the quantity and description and aggregate Net Sales of Products sold by or for DYNACURE and/or its Affiliates during the year, itemized by seller, Product and country of sale;

•	the total amount and description of applicable deductions made in calculating the Net Sales; and

•	a detailed calculation of the royalties due to ICM acting on behalf of the Co-Owners based on such Net Sales.

In case of termination or Expiration of the Agreement, DYNACURE shall provide ICM acting on behalf of the Co-Owners with a final Payment Report within [***] following termination or Expiration of the Agreement.

[***]

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

5.2	Payments. All payments due hereunder to ICM acting on behalf of the Co-Owners shall be paid in Euros in immediately available funds by wire transfer to the following bank account:

The payments due for the applicable calendar year shall be made within [***] following the issuance of the corresponding invoice by ICM on behalf of the Co-Owners after acceptance of the Payment Report.

All invoices shall be addressed to:

DYNACURE, Bioparc 3, 850 Boulevard Sébastien Brant, 67400 Illkirch

Graffenstaden, France. Attn: Chief Financial Officer

And at: [***]

For the avoidance of doubt, [***].

All the amounts defined or calculated in this Agreement of all payments to be made hereunder are exclusive of any value added or similar tax. Should any value added tax or similar tax be applicable to the payment of any such amounts, the invoicing Party shall add such amount at the then current rate to the invoiced amount and the paying Party shall pay such tax.

5.3

Interest. In case of late payment by DYNACURE, and provided invoices are (i) properly documented and (ii) not contested in good faith by DYNACURE, ICM on behalf of the Co-Owners shall be entitled to interest for late payment equal to [***]. In case DYNACURE contests only a part of the invoice, such interest payment shall be due on any uncontested part of the invoice which is paid late.

5.4

Currency Conversion. Where calculation of royalty or other amounts due under this Agreement requires the conversion to Euros of Net Sales generated or other amounts received in any other currency, conversion to Euros will be calculated based on [***], or on any other basis agreed in writing by the Parties’ respective accounting departments.

5.5

Records; Inspection. DYNACURE shall, and shall cause its Affiliates to, keep complete, true, and accurate books of account and records that may be necessary for the purpose of calculating any payments payable to Co-Owners under Article 4 of this Agreement (“Records”). All such Records shall be kept by DYNACURE and/or its Affiliates as applicable, for at least [***] following the end of the calendar year period to which they pertain. Such Records will be open for inspection during such [***] period by an independent accounting firm selected by ICM acting on behalf of the Co-Owners for the purpose of verifying the payment statements or invoices, as applicable. Such inspections may be made no more than [***] each calendar year, at reasonable times mutually agreed by DYNACURE and ICM acting on behalf of the Co-Owners. DYNACURE and/or its Affiliates may require the accounting firm to sign a standard non-disclosure agreement before allowing the accounting firm access to its/their facilities or its/their records. Inspections conducted hereunder shall be at the expense of ICM acting on behalf of the Co-Owners; however, in the event such audit reveals that the amounts declared and paid to ICM acting on behalf of the Co-Owners in respect of one or more [***] periods constitute an underpayment of [***] or more as compared with that revealed by the audit to be actually owed, the cost of the audit shall be borne by DYNACURE.

[***]

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Upon completion of the audit, the accounting firm shall provide DYNACURE and ICM acting on behalf of the Co-Owners a written report disclosing any discrepancies in monies due under this Agreement and, in each case, the specific details concerning any discrepancies. No other information shall be provided to ICM acting on behalf of the Co-Owners.

DYNACURE shall promptly pay to ICM acting on behalf of the Co-Owners all amounts revealed by such audit to have been owed and not paid by DYNACURE, together with interest thereon applied to the period from the date the amount should have been paid to the date it is actually paid at an interest rate equal to equal to [***].

The terms of this Section 5.5 shall survive any termination or Expiration of this Agreement for a period of [***].

5.6

Payments Non-Refundable and Non-Creditable. All payments due by DYNACURE under the Agreement are non-refundable and non-creditable against any other payment due hereunder (even in case of early termination). All payments still outstanding at the Expiration or termination of this Agreement shall be made by DYNACURE to Co-Owners within [***] thereof.

5.7

All sums due by DYNACURE to the Co-Owners under this Agreement will be paid by DYNACURE to ICM acting on behalf of the Co-Owners; it will be the ICM’s responsibility to distribute the corresponding amount to the other Co-Owners, as appropriate, in accordance with the agreements in force between them.

6.	REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; INSURANCE; LIABILITY

6.1	Mutual Representations and Warranties.

Each Party represents and warrants that, as of the Signature Date:

(a)	it has the full right and authority to enter into this Agreement and to grant the rights and licenses granted herein and to perform its obligations hereunder; and

(b)

the execution and delivery of this Agreement has been authorized by all requisite corporate or institutional authorization. This Agreement is and shall remain a valid and binding obligation of the executing Party, enforceable in accordance with its terms; and

(c)

it is under no contractual or other obligation or restriction that is conflicting or inconsistent with its execution or performance of this Agreement or that would impede the diligent and complete fulfillment of its obligations, and it shall not after the Signature Date enter into any such conflicting or inconsistent contractual or other obligation.

[***]

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

6.2	Additional Co-Owners Representations and Warranties.

6.2.1

ICM acting on behalf of the Co-Owners represents and warrants as of the Signature Date that the Co-Owners are the sole (co-)owners or authorized exclusive licensees of the Licensed Technology licensed to DYNACURE and its Affiliates hereunder, and has the right to grant the exclusive licenses thereto granted to DYNACURE and its Affiliates under this Agreement.

6.2.2

ICM acting on behalf of the Co-Owners hereby represents and warrants to DYNACURE the material existence of the Pre-Existing Patent and of the Licensed Patents listed in Appendix 2 attached hereto (the Pre-Existing Patent and the Licensed Patents listed in Appendix 2 attached hereto being referred to as the “Existing Licensed Patents”).

Furthermore, with regards to the Existing Licensed Patents, ICM acting on behalf of the Co-Owners hereby represents and warrants to DYNACURE that:

•

according to their best knowledge, at the Signature Date, the Co-Owners are the sole co-owners of the Existing Licensed Patents together with (x) all international extensions thereof, including any and all divisionals, continuations, renewals, continuations-in-part and other foreign patents relating to these applications, and any additional certificates of protection; and (y) all the patents resulting in whole or in part from the patent applications listed in (x) above, all the rights resulting therefrom, including the relevant patents and the reissuing of same, and the corresponding re-examinations and extensions (altogether the “Existing Licensed Patent Families”), and that no third party has claimed and/or is claiming any rights under the Existing Licensed Patent Families; and

•

none of the Co-Owners entered into and/or will enter into any oral or written agreement or arrangement that is or would be inconsistent with the rights granted to DYNACURE and its Affiliates under the Licensed Technology pursuant to the Agreement. In particular, ICM acting on behalf of the Co-Owners hereby represents and warrants that the rights granted to DYNACURE and its Affiliates under the Agreement are consistent with the terms and conditions of the agreement(s) signed among the Co-Owners regarding the Existing Licensed Patent Families.

6.2.3

ICM acting on behalf of the Co-Owners represents and warrants that the Co-Owners have the right to transfer to DYNACURE and to grant to DYNACURE and its Affiliates the right to use for the purpose contemplated herein, any and all human biological samples and derivatives thereof (collectively the “Human Biological Samples”) as well as any and all data related to such Human Biological Samples and/or to the original patients from whom such Human Biological Samples are obtained (each a “Donor”) (collectively the “Clinical Data”) (Human Biological Samples and Clinical Data are hereinafter collectively referred to as the “Human Research Materials”) that are included in the Source Licensed Materials. ICM acting on behalf of the Co-Owners represents and warrants that all Human Research Materials included in the Source Licensed Materials that are transferred to DYNACURE under this Agreement have been collected and/or obtained in accordance with all applicable legal and ethical requirements and in compliance with all Donor’s rights

[***]

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

relating thereto. ICM acting on behalf of the Co-Owners represents and warrants that the Co-Owners have obtained all necessary consents and authorizations, notably from Donors (or from their legal representative if applicable) to have such Human Research Materials for the purpose contemplated herein. With respect to Clinical Data, only anonymized data will be transferred to DYNACURE.

6.2.4

ICM hereby represents and warrants that it holds all consents, approvals and authorizations from the Co-Owners required to act in their names and on their behalf, in accordance with the principles set out in the Agreement and notably to grant to DYNACURE and its Affiliates the rights under the Licensed Technology granted to them hereunder. ICM shall indemnify, defend and hold harmless DYNACURE and its Affiliates against any claims from any of the Co-Owners in connection with the existence and/or performance of the Agreement including but not limited to any and all decisions and/or actions taken under the Agreement by ICM in the names and on behalf of the Co-Owners.

6.3	Disclaimer of Warranties.

EXCEPT AS SPECIFICALLY SET OUT HEREIN, THE CO-OWNERS EXPRESSLY DISCLAIMS ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE LICENSED TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

6.4

Indemnification. DYNACURE, on the one hand, and ICM acting on behalf of the Co-Owners on the other (the “Indemnifying Party” as applicable) shall indemnify, defend and hold the other Party(ies) (either DYNACURE or the Co-Owners as appropriate) (the “Indemnified Party(ies)”, as well as its/their officers, directors, employees, consultants and agents, harmless from and against any and all Third Party claims, suits, actions, demands or judgments and any and all resulting liabilities, damages, costs and expenses, including reasonable attorneys’ fees and costs (collectively, “Liabilities”) arising out of the breach by the indemnifying Party (either by DYNACURE or any of the Co-Owners as appropriate) of its obligations under this Agreement and/or its negligence, or intentional misconduct in the performance of its activities and obligations under this Agreement, except to the extent such Liabilities result from the breach, negligence, or intentional misconduct of the indemnified Party(ies) (either of DYNACURE or any of the Co-Owners as appropriate).

In addition to its obligations under the preceding paragraph, DYNACURE shall indemnify, defend and hold the Co-Owners, as well as their officers, directors, employees, consultants and agents and those of their Affiliates, harmless from and against any and all Liabilities arising out of the use of Licensed Technology or the development, manufacture, use, sale, commercialization, administration or other disposition of Product by DYNACURE or any Affiliates of DYNACURE, or Sublicensees, or any of its or their agents or distributors, including without limitation any Liability arising out of any theory of product liability (including actions in the form of tort, warranty, or strict liability) concerning any Product made, used or sold pursuant to any right granted under this Agreement, including any of

[***]

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

such resulting from the inherent properties of Licensed Materials or out of a use of any Product by any human being regardless of whether such use was contemplated by the Parties, except to the extent such Liability results from the breach, negligence, or intentional misconduct of any of the Co-Owners.

6.5

Indemnification Procedure. An Indemnified Party that intends to claim indemnification under Section 6.4 above shall promptly notify the Indemnifying Party (either DYNACURE or ICM acting on behalf of the Co-Owners as appropriate) of any Liability or action in respect of which the Indemnified Party intends to claim such indemnification, and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, assume the defense thereof with counsel selected by the Indemnifying Party; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceedings. The indemnification obligations of Section 6.4 above shall not apply to amounts paid in settlement of any claim, suit, action, demand or judgment if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnified Party, its employees and agents, shall co-operate fully with the Indemnifying Party and its legal representatives in the investigation of any action, claim or liability covered by indemnification under Section 6.4 above.

6.6

Insurance. DYNACURE shall procure in relation to Product development activities conducted by DYNACURE or any Affiliates of DYNACURE or Sublicensees under this Agreement, including notably in relation to any clinical trials, and in any case prior to the First Commercial Sale of any Product, and shall maintain thereafter, a general liability and product liability insurance policy with a reputable insurer or insurers, with a level of coverage consistent with industry practice. DYNACURE shall provide, or cause to be provided, to the Co-Owners written evidence of such insurance promptly upon request of the Co-Owners.

6.7

Compliance of Products with Applicable Laws. DYNACURE and its Affiliates and Sublicensees shall be solely responsible for ensuring that the Products are in compliance with all applicable laws and regulations, and the Co-Owners shall have no responsibility or liability for any damages resulting from any noncompliance of the Products with applicable laws and regulations.

7.	CONFIDENTIALITY

7.1	General provisions.

The Receiving Party shall keep Confidential Information of the other Party(ies) strictly confidential and shall use them solely for the purpose contemplated by this Agreement (the “Purpose”), except as otherwise agreed in writing by such other Party(ies) (either by DYNACURE or by ICM acting on behalf of the Co-Owners as appropriate).

[***]

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

The Receiving Party shall not publish, disseminate or otherwise disclose any Confidential Information of the other Party(ies), without the prior written consent of the other Party(ies) (consent of either DYNACURE or ICM acting on behalf of the Co-Owners as appropriate), except as otherwise expressly permitted under this Agreement. In particular, no Party shall publish, disseminate or otherwise disclose any Joint Results, without the prior written consent of DYNACURE and ICM acting on behalf of the Co-Owners, except as otherwise expressly permitted under this Agreement.

The Receiving Party may disclose specific Confidential Information of the other Party(ies) to its respective officers, directors, employees and those of its Affiliates (and if applicable, subcontractors and Sublicensees), who need to know the same for the Purpose and are bound by obligations of confidentiality, non-disclosure and restricted use at least as stringent as those set forth herein (collectively, “Representatives”).

The Receiving Party shall not disclose any Confidential Information of the other Party(ies) to a third party (except to an Affiliate or if applicable to a subcontractor or a Sublicensee in accordance with the paragraph above), except if previously duly authorized in writing by such other Party(ies) (either by DYNACURE or by ICM acting on behalf of the Co-Owners as appropriate) to do so or as otherwise expressly permitted under this Agreement, and provided that, in any case, such third party is bound by confidentiality and restricted use obligations no less restrictive than those set out herein.

In any case, the Receiving Party shall remain liable for compliance with any and all provisions of this Agreement to the extent applicable, by any of its Representatives as well as any other third party to whom it might disclose Confidential Information of the other Party(ies).

The Receiving Party shall protect Confidential Information of the other Party(ies) in its possession by using the same degree of care, but not less than a reasonable degree of care, to prevent the unauthorized disclosure or use of such Confidential Information, as that Receiving Party uses to protect its own proprietary information of same importance.

7.2	Term.

The obligations of confidentiality and restricted use set forth in this Article 7 are valid for the whole term of the present Agreement and shall survive the Expiration/termination of this Agreement, for whatever reason, for a period of [***] following such Expiration/termination.

7.3	Exclusions.

7.3.1

The confidentiality, non-disclosure and restricted use obligations set forth in the present Article 7 shall not apply to the Receiving Party with respect to any specific Confidential Information of the other Party(ies) for which the Receiving Party can demonstrate by written proof that such information:

•	is or becomes publicly available without breach by the Receiving Party of its obligations under this Article 7; or

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Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

•	is already known by the Receiving Party, free of any restriction as to its use or disclosure, prior to disclosure, or

•	is received by the Receiving Party from a third party who is lawfully entitled to disclose it and is not under any obligation to the other Party(ies) to maintain its confidentiality, or

•	has been independently developed by the Receiving Party without reference to, use of or reliance upon the Confidential Information of the other Party(ies).

7.3.2

Notwithstanding the confidentiality, non-disclosure and restricted use obligations herein, the Receiving Party may make such disclosures of Confidential Information of the other Party(ies) which are required to be disclosed in compliance with applicable law or order of judicial, regulatory or governmental entity, including without limitation any disclosures required to comply with stock market regulations.

Whenever the Receiving Party becomes aware of any state of facts which would or might result in disclosure of Confidential Information of the other Party(ies) pursuant to this Section 7.3 (b), it shall, if possible, promptly notify such Party(ies) (either DYNACURE or ICM acting on behalf of the Co-Owners) prior to any such disclosure so that such Party(ies) may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of the present Agreement. In any event, if the Receiving Party is unable to promptly notify such Party(ies) (either DYNACURE or ICM acting on behalf of the Co-Owners) prior to disclosure or if such protective order or other remedy is not obtained, or if such Party(ies) (either DYNACURE or ICM acting on behalf of the Co-Owners) waive(s) compliance with the provisions of the present Agreement, the Receiving Party will furnish only that portion of the Confidential Information of such Party(ies) which it is advised by counsel is legally required and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded with respect to the Confidential Information of such Party(ies).

7.4	Special provisions.

The provisions of the present Article 7 may not constitute an obstacle to either:

1.

the obligation incumbent to the Co-Owners to produce an internal activity report, provided such disclosure of Confidential Information shall be limited to the personnel of the relevant Co-Owners who need to know the same for the purpose of evaluating such activity report and who are bound by obligations of confidentiality, non-disclosure and restricted use at least as stringent as those set forth herein, and such Co-Owners ensure that such communication does not constitute disclosure within the meaning of industrial property legislation.

2.

the disclosure by DYNACURE of (i) Confidential Information of the Co-Owners received by it under the present Agreement (including Joint Results), and of (ii) copies of the present Agreement to actual or potential partners, licensees or investors; provided that in each case the purpose of such disclosure is limited to the

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evaluation of the contemplated transaction and each of the disclosees is subject to obligations of confidentiality and non-use substantially similar to the obligations of confidentiality and restricted use described in this Article 7.

3.

the disclosure by DYNACURE, its Affiliates and Sublicensees of Confidential Information of the Co-Owners (including Joint Results) to the extent that such disclosure is expressly authorized by the present Agreement and/or is reasonably necessary to allow the exploitation of the rights granted to DYNACURE and its Affiliates under this Agreement, provided that DYNACURE, its Affiliates and/or Sublicensees (as appropriate) ensure(s) that all recipients of such Confidential Information are bound by confidentiality provisions no less restrictive than those set forth herein.

7.5

Press Releases and Public Communications. Any declaration or public communication regarding the signature of the present Agreement or its content shall only be done only with the consent of both Parties. The Parties hereby agree that a press release concerning the signature of this Agreement will be issued following the Signature Date, the content of which shall be mutually agreed by the Parties in good faith.

8.	INTELLECTUAL PROPERTY

8.1

Existing Rights. As between the Parties, each Party shall remain the sole owner of any and all intellectual property rights, including any ownership or property rights in or to the Licensed Technology, owned by it at the Signature Date.

8.2	Patent Filing and Prosecution.

8.2.1	Filing, prosecution and maintenance of patents claiming Joint Results (the “Joint Patents”) shall be managed in accordance with the principles set forth in the Collaboration Agreement.

8.2.2

Following the Signature Date, DYNACURE shall be responsible for managing the filing, prosecution and maintenance of all Licensed Patents other than the Joint Patents (the “Other Licensed Patents”), [***]. The Co-Owners shall provide all such assistance, including any documents signed by the Co-Owners or its personnel or agents, as may be reasonably requested by DYNACURE for the purposes of prosecuting the Other Licensed Patents. DYNACURE shall provide the Co-Owners with a copy of all material correspondence received from patent authorities in the Territory regarding the Other Licensed Patents, and shall communicate to ICM on behalf of the Co-Owners in a timely manner drafts of any material filings or responses to be made to such patent authorities with respect to such Other Licensed Patents, and shall take into account any reasonable comments received from ICM on behalf of the Co-Owners within [***] of such communication.

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8.3	Enforcement of Licensed Patents.

8.3.1	Notification. Each Party shall notify the other Party(ies) (either DYNACURE or ICM on behalf of the Co-Owners) in the event it becomes aware that a Third Party is infringing any Licensed Patent.

8.3.2

Control and Disposition of Claims. DYNACURE shall have the initial right but not the obligation to bring legal action against any such actual or suspected Third Party infringer (or if applicable defend against a patent certification or similar action) (a “Third Party Infringement Claim”). Prior to bringing or defending such a legal action, DYNACURE shall discuss its intention with ICM acting on behalf of the Co-Owners, and shall make commercially reasonable efforts to consider ICM’s input (acting on behalf of the Co-Owners) in good faith.

If DYNACURE decides not to bring a Third Party Infringement Claim as contemplated above, it shall promptly notify ICM acting on behalf of the Co-Owners. Upon receipt of such notice of intent to decline action, ICM acting on behalf of the Co-Owners may, but shall not be required to, bring a Third Party Infringement Claim in its own name and [***], provided that the Co-Owners shall not be entitled to bring such action if in DYNACURE’s reasonable judgment such action may adversely impact the development or commercialization of a Product.

During the pendency of such Third Party Infringement Claim, the Party responsible for enforcing, or if applicable defending, any such action (the “Responsible Party”) shall provide the other Party(ies) (either DYNACURE of ICM acting on behalf of the Co-Owners) with all information reasonably requested by such other Party(ies) (either by DYNACURE of ICM acting on behalf of the Co-Owners) regarding the status of such action. All materials provided by the Responsible Party to the other Party(ies) (either to DYNACURE or ICM acting on behalf of the Co-Owners as applicable) shall be treated as the Responsible Party’s Confidential Information. In any action or defense initiated by the Responsible Party, the other Party(ies) (either DYNACURE or ICM acting on behalf of the Co-Owners as applicable) shall be entitled to, and if legally required to shall, join the action, so long as the Responsible Party retains at all times the sole right to direct and control the action (including the choice of its own counsel). The other Party (either DYNACURE or ICM acting on behalf of the Co-Owners as applicable) is entitled to be independently represented by counsel of its choice, [***].

Neither Party shall settle, consent to judgment or otherwise voluntarily dispose of the suit or action without the prior written consent of the other Party(ies) (either consent of DYNACURE or ICM acting on behalf of the Co-Owners as applicable), which consent shall not be unreasonably delayed, conditioned, or withheld. Such consent shall be granted if the proposed settlement, consent to judgment or other voluntary disposition does not impose any liability on the other Party(ies) (other than liability that is fully satisfied by the settling Party on behalf of the other Party(ies)) and does not impose any restrictions on the other Party(ies) and does not admit invalidity or unenforceability of any Licensed Patent claims.

8.3.3	Costs and Monetary Recovery. Except as specifically set out above, the Responsible Party shall bear all costs incurred in connection with any Third Party Infringement Claim,

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including the reasonable costs of the other Party(ies) in providing any requested assistance. The proceeds recovered from any such claim shall be first allocated to the reimbursement of each Party’s out of pocket expenses (including reasonable attorneys’ fees) incurred in connection with such claim. The remaining portion of proceeds shall be [***].

8.3.4	Disclaimer. Nothing in this Agreement shall be construed as obligating any Party to proceed against a Third Party infringer.

8.4

Defence of Third Party Infringement Claims. If the use of the Licensed Technology under this Agreement results in a claim, suit or proceeding (any of such being a “Claim”) against the Co-Owners or DYNACURE (or their respective Affiliates) alleging patent infringement, the Party subject to such Claim (either DYNACURE or ICM on behalf of the Co-Owners as applicable) shall promptly notify the other Party(ies) hereto (either DYNACURE or ICM on behalf of the Co-Owners as applicable) in writing setting forth the facts of such claim in reasonable detail. The Party subject to the Claim (either DYNACURE or ICM on behalf of the Co-Owners as applicable) shall have the exclusive right to defend and control the defense thereof, [***], using counsel of its own choice; provided, however, it shall not enter into any settlement which admits or concedes that any aspect of the Licensed Patents is invalid or unenforceable without the prior written consent of such other Party(ies) (either consent of DYNACURE or ICM on behalf of the Co-Owners as applicable). The defending Party shall keep the other Party(ies) hereto (either DYNACURE or ICM on behalf of the Co-Owners as applicable) reasonably informed of all material developments in connection with any such Claim. For the avoidance of doubt, this Section shall not affect the Parties’ respective indemnification rights and obligations set out in Article 6 above.

9.	TERM AND TERMINATION

9.1

Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 9, shall continue in full force and effect, on a Product by Product and country-by-country basis, until the end of the Royalty Term in respect thereof.

Upon the expiration of the Royalty Term for a given Product in a given country, the licenses granted to DYNACURE and its Affiliates under this Agreement in such country shall automatically become fully paid up, royalty free, irrevocable, perpetual licenses.

9.2

Termination for Cause. In the event that either DYNACURE or any of the Co-Owners shall commit any breach of or default in any of the terms or conditions of this Agreement (the “Defaulting Party”), and also shall fail to remedy such default or breach within [***] after receipt of written notice thereof, the other (either DYNACURE or ICM on behalf of the Co-Owners as appropriate) may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending notice of termination in writing to the Defaulting Party (either to DYNACURE or ICM acting on behalf of the Co-Owners as appropriate) to such effect, and such termination shall be effective within [***] after receipt of the receipt of such notice. The Defaulting Party may, within this period, supply proof of an impediment owing to force majeure within the

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meaning of Article 1218 of the French Civil code. In the latter case (non-fulfilment of an obligation owing to force majeure), the Defaulting Party must inform the other Party(ies) (either DYNACURE or ICM acting on behalf of the Co-Owners) in accordance with Article 10.4 below and take all necessary steps to limit the consequences, and in the case where the case of force majeure persists for more than [***], the other Party(ies) (either DYNACURE or ICM acting on behalf of the Co-Owners) may terminate this Agreement earlier by registered-delivery letter.

9.3

Unilateral Termination by DYNACURE. DYNACURE may terminate this Agreement at any time without cause with at least [***] prior written notice to ICM acting on behalf of Co-Owners, in particular in the event that DYNACURE should decide not to develop and commercialize any Product.

9.4

Termination Upon Insolvency or Bankruptcy. Subject to any mandatory provisions of applicable law, either DYNACURE or ICM on behalf of the Co-Owners may terminate this Agreement if, at any time, the other files in any court or agency, pursuant to any applicable law or regulation, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee, or if the other proposes a written agreement of composition or extension of its debts, or if the other is served with an involuntary petition against it, filed in any insolvency proceeding, and any petition or filing is not be dismissed with [***] after the filing thereof, or if the other proposes or is subject to any dissolution or liquidation.

9.5	Rights and Obligations on Expiration or Termination.

9.5.1

Termination by either DYNACURE or ICM on behalf of the Co-Owners pursuant to this Article 9 shall not prejudice any other remedy that a Party might have. Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party(ies) or which is attributable to a period prior to such termination, nor preclude any Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

9.5.2

Upon termination of this Agreement by any Party (but not upon mere Expiration), at ICM’s written request (acting on behalf of the Co-Owners), DYNACURE shall, at ICM’s sole option (acting on behalf of the Co-Owners), either return to ICM acting on behalf of the Co-Owners or destroy all its supplies of Licensed Materials, and shall cause any supplies of Licensed Materials held by or for its Affiliates or Sublicensees to be returned or destroyed, and, in case of destruction, shall promptly thereafter confirm such destruction in writing to ICM acting on behalf of the Co-Owners.

9.5.3

Upon any termination of this Agreement for any reason (but not upon mere Expiration), DYNACURE, on the one hand, and the Co-Owners on the other hand, shall promptly return to the other or destroy (with certification of destruction), at the other Party’s sole option (either at the option of DYNACURE, or ICM acting on behalf of the Co-Owners as appropriate), all Confidential Information (other than Licensed Materials which are subject to Section 9.5.2. above) received from the other Party(ies) (either from DYNACURE or

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the Co-Owners as appropriate); except one copy of which may be retained in a limited access file (i) for purposes of monitoring its ongoing confidentiality obligations hereunder, (ii) to comply with any applicable regulatory requirements, and/or (iii) for the purpose of satisfying its obligations and exercising its rights under this Agreement which survive its Expiration/termination, subject in any case to compliance by such Party(ies) of its(their) confidentiality obligations as set out in Article 7 above.

9.5.4

Upon termination of this Agreement for any reason (but not upon mere Expiration), DYNACURE and its Affiliates and Sublicensees shall cease using have no further right to exploit the Licensed Technology; provided that DYNACURE, its Affiliates and Sublicensees shall be free to continue using and exploiting any element of the Licensed Technology that is part of the public domain. Notwithstanding the above, DYNACURE and its Affiliates and Sublicensees shall have the right to sell or otherwise dispose of the stock of any Product then on hand during up to [***] following termination, subject to the payment of royalties on such sale or disposal as provided herein, and provided such sale or disposal does not pose any health risk.

9.5.5

The Parties hereby agree that any Sublicense granted to Sublicensees will terminate upon the termination date of this Agreement. However, the Parties hereby agree that any Sublicensee may, within [***] after the date of termination of this Agreement, deliver to ICM acting on behalf of the Co-Owners a written undertaking to render to ICM acting on behalf of the Co-Owners any performance, including payment of money, and to comply with all obligations that would have been due by DYNACURE to ICM acting on behalf of the Co-Owners under this Agreement and to pay all accrued and unpaid payment obligations due to ICM acting on behalf of the Co-Owners under this Agreement in full (provided that, in respect of Net Sales, the Sublicensee shall only be obligated to pay royalties in respect of its Net Sales and not those of DYNACURE, DYNACURE’s Affiliates or other Sublicensees). In such a case, ICM acting on behalf of the Co-Owners shall for no additional consideration promptly grant a license to such Sublicensee, effective as of the termination date of this Agreement, which shall otherwise be on the terms of this Agreement (adjusted as may be required, notably to limit the scope – in terms of territory, licensed product and/or nature of license — of the granted license to that of the relevant Sublicense agreement). ICM acting on behalf of the Co-Owners shall not be obligated to grant any such license to a Sublicensee if this Agreement was terminated as a result of a material breach of DYNACURE attributable to such Sublicensee.

9.6	Survival. Articles 1, 5, 6, 7, 8, 9 and 10 this Agreement shall survive Expiration and any termination of this Agreement for any reason.

10.	MISCELLANEOUS

10.1

Entire Agreement. This Agreement (including its Appendices) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, dealings or writings between the Parties with respect to the subject matter hereof (including but not limited to the Collaboration Agreement but only with respect to the grant of license rights granted to DYNACURE and its Affiliates hereunder), as well as any general conditions or similar printed document issued by any

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Party. In the event of any conflict or inconsistency between the terms of the body of this Agreement and the terms of its Appendices, the terms of the body of this Agreement shall prevail. This Agreement may not be changed, modified, amended, or supplemented except by a written instrument signed by the Parties hereto.

10.2

Further Assurances. Each Party hereto agrees to execute, acknowledge and/or deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.3

Force Majeure. If the performance of any part of this Agreement by DYNACURE or the Co-Owners, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by an event constituting force majeure as defined in Article 1218 of the French Code Civil, unless conclusive evidence to the contrary is provided, the Party (either DYNACURE or the Co-Owners as appropriate) so affected shall, upon giving written notice to the other Party(ies) (either to DYNACURE or ICM acting on behalf of the Co-Owners as appropriate), be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected Party (either DYNACURE or the Co-Owners as appropriate) shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise and persist for a period of at least [***], the Parties shall meet to discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

10.4

Notice and Reports. Any notice, request, instruction, order or other document to be given hereunder by a Party to another Party shall be in writing and delivered either (i) personally, or (ii) by internationally recognized express courier service, return receipt requested, to the following addresses:

If to DYNACURE:	DYNACURE SAS Bioparc III 850 Boulevard Sébastien Brant, 67400 Illkirch Graffenstaden, France Attn: Chief Executing Officer

with a copy to:	DYNACURE SAS 300 Boulevard Sébastien Brant, 67400 Illkirch Graffenstaden, France Attn: Chief Operating Officer

If to the Co-Owners:

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INSTITUT DU CERVEAU ET DE LA MOELLE EPINIERE

HOPITAL PITIE SALPETRIERE

47 BOULEVARD DE L’HOPITAL

CS 21414

75646 PARIS CEDEX 13

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or to such other address as DYNACURE or ICM acting on behalf the Co-Owners shall specify to the other in writing in accordance with the above.

10.5

Waiver. The waiver by a Party of a breach by another Party of any provisions contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself. The failure of a Party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

10.6	Headings. In the event of difficulties of interpretation between any of the headings preceding the clauses and any one of the clauses, the headings shall be ignored.

10.7

Assignment. Neither this Agreement, nor any rights and/or obligations hereunder shall be assignable by any Party to any Third Party hereto without the prior written consent of DYNACURE or ICM acting on behalf of the Co-Owners as appropriate, which shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the above, DYNACURE may assign this Agreement, without the prior written consent of the Co-Owners, (i) to any of its Affiliates, and/or (ii) subject to Section 4.4 above (when applicable), to any entity that acquires all or substantially all of the business or assets of DYNACURE which relate to the subject matter of this Agreement, whether by merger, reorganization, acquisition, sale, or otherwise; provided in each case that the assignee undertakes in writing to ICM acting on behalf of the Co-Owners to comply with all DYNACURE’s obligations under this Agreement. This Agreement shall be binding upon and accrue to the benefit of the Parties hereto and their successors and any permitted assigns.

10.8

Counterparts. The present Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile signatures shall be binding upon the Parties and shall be treated as if originals.

10.9

Severability. If any provision of the present Agreement is held to be illegal, invalid or unenforceable under any applicable present or future law, and if the rights or obligations of any Party hereunder will not be materially and adversely affected thereby, (A) such provision will be fully severable, (B) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (C) the remaining provisions of the present Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (D) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of the present Agreement, a legal, valid and enforceable provision which best corresponds to the intention and economical purpose of such illegal, invalid or unenforceable provision.

10.10

Relationships of the Parties. Except as otherwise expressly stated in this Agreement, nothing herein shall be construed to create a relationship of joint venture, agency or other form of representation between the Parties. Except as otherwise expressly stated in this

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Agreement, no Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party to any contract, agreement or undertaking with any third party.

10.11	Governing Law, Jurisdiction and Disputes. The present Agreement shall be governed by and construed in accordance with the laws of France.

In the event of problems in the interpretation or execution of the present Agreement, the Parties shall make every effort to settle their differences amicably.

In case of persistent disagreement that is not resolved within [***] following notification from the complaining Party, the competent courts of Paris, France shall have sole jurisdiction. Language used will be English.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Date.

Done in seven (7) original copies, on May 13th

DYNACURE	ICM (act in its name and in the name and on behalf of INSERM, CNRS, UPMC, APHP and EPHE)

/s/ Frédéric Legros	/s/ Alexis Brice
Name: Frédéric Legros	Name: Alexis Brice
Title: Chief Operating Officer	Title: Directeur général

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APPENDIX 1 – EXTERNAL RESULTS OF THE CO-OWNERS IDENTIFIED AT THE SIGNATURE DATE OF THIS AGREEMENT AS TO BE INCLUDED IN THIS AGREEMENT

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APPENDIX 2 – LIST OF LICENSED PATENTS (IN ADDITION TO THE PATENT FAMILY) IDENTIFIED AT THE SIGNATURE DATE

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APPENDIX 3 – PRIOR KNOWLEDGE OF THE CO-OWNERS USED IN THE PERFORMANCE OF THE PROGRAM UNTIL THE SIGNATURE DATE

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APPENDIX 4 – PRIOR KNOWLEDGE OF ICM IDENTIFIED AS NECESSARY FOR THE EXPLOITATION OF THE JOINT RESULTS IN THE FIELD OF EXPLOITATION AT THE SIGNATURE DATE

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APPENDIX 5 – LIST OF LICENSED MATERIALS TO BE DELIVERED BY ICM ON BEHALF OF THE CO-OWNERS TO DYNACURE

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